SALES INCENTIVE FEE AGREEMENT

July [    ], 2017

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement dated July [ ], 2017 (the “Underwriting Agreement”), by and among Eaton Vance Floating-Rate 2022 Target Term Trust (the “Trust”), Eaton Vance Management (the “Company”) and each of the Underwriters named therein (the “Underwriters”), severally, with respect to the issue and sale of the Trust’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), as described therein (the “Offering”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement.

1. Fee.

In consideration of the services of the undersigned related to the sale and distribution of the Trust’s Common Shares, the Company shall pay a fee to each of the undersigned in accordance with Schedule I hereto (the “Fee”). The Fee shall be paid on the Closing Date (as defined in the Underwriting Agreement). The Fee shall be paid by wire transfer to the order of each of the undersigned. In the event the Offering does not proceed, the undersigned will not receive any fees under this Agreement; however, for the avoidance of doubt, each of the undersigned may be reimbursed for reasonable and documented out-of-pocket expenses actually incurred pursuant to the terms of the Underwriting Agreement and in accordance with FINRA Rule 5110(f)(2)(D).

2. Term. This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof.

3. Indemnification.

The Company agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

4. Not an Adviser; No Fiduciary Duty. The Company acknowledges that the undersigned are not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Trust’s portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of the undersigned, and the undersigned are not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services. Neither this Agreement nor the performance of the services contemplated hereunder shall be considered to constitute a partnership, association or joint venture between you and the Company. The Company hereby acknowledges that your engagement under this Agreement is as an independent contractor and not in any other capacity, including as a fiduciary, and you shall

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not have any duties or liability to, the current or future owners of the Company or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived to the extent the Company has the authority to waive such duties and liabilities. Furthermore, the Company agrees that it is solely responsible for making its own judgment in connection with the matters covered by this Agreement (irrespective of whether you have advised or are currently advising the Company on related or other matters).

5. Information. The Company has furnished to you such information as you believe appropriate to your assignment hereunder (all such information so furnished being the “Information”). The Company recognizes and confirms that you (a) have used and relied primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same and (b) do not assume responsibility for the accuracy or completeness of the Information and such other information. The Information furnished by the Company, when delivered, was true and correct in all material respects and did not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. The Company will promptly notify you if they learn of any material inaccuracy or misstatement in, or material omission from, any Information delivered to you pursuant to this Section 5.

6. Not Exclusive. Nothing herein shall be construed as prohibiting the undersigned or its respective affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons (including other registered investment companies or other investment advisers).

7. Assignment. This Agreement may not be assigned by either party without prior written consent of the other party.

8. Amendment and Waiver. No provision of this Agreement may be amended, modified, or waived except by an instrument in writing signed by the parties hereto.

9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile or electronic transmission that accurately depicts a manual signature shall be effective as delivery of a manually executed counterpart hereof.

11. Disclaimer of Liability of Trustees and Beneficiaries.

A copy of the Agreement and Declaration of Trust of the Company is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice hereby is given that this Agreement is executed on behalf of the Company by an officer or trustee of the Company in his or her capacity as an officer or trustee of the Company and not individually and that the obligations under or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and properties of the Company.

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12. Complete Agreement.

This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect.

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This Agreement shall be effective as of the date first written above.

EATON VANCE MANAGEMENT

By:
Name:
Title:

Agreed and Accepted:

UNDERWRITER

By:
Name:
Title:

SCHEDULE I

Name	Fee

Indemnification Agreement

July [    ], 2017

Ladies and Gentlemen:

In connection with the engagement of the undersigned (the “Investment Banks”) to assist Eaton Vance Management, LLC (the “Company”) with respect to the matters set forth in the Sales Incentive Fee Agreement dated July [ ], 2017 between the Company and the Investment Banks (the “Agreement”), in the event that the Investment Banks, any of their respective affiliates, each other person, if any, controlling the Investment Banks or any of their respective affiliates, their respective officers, current and former directors, employees and agents, or the successors or assigns of any of the foregoing persons (the Investment Banks and each such other person or entity being referred to as an “Indemnified Party”) becomes involved in any capacity in any claim, suit, action, proceeding, litigation, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) with respect to the services performed pursuant to and in accordance with the Agreement, the Company agrees to indemnify, defend and hold each Indemnified Party harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses, including the reasonable fees and expenses of counsel to the Indemnified Parties, with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted primarily from the gross negligence or willful misconduct (including bad faith) of such Indemnified Party. In addition, in the event that an Indemnified Party becomes involved in any capacity in any Proceeding with respect to the services performed pursuant to and in accordance with the Agreement, the Company will reimburse such Indemnified Party for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are reasonably incurred by such Indemnified Party in connection therewith. As promptly as is reasonably practicable after receipt by an Indemnified Party of notice of the commencement of any Proceeding, such Indemnified Party will, if a claim in respect thereof is to be made under this paragraph, notify the Company in writing of the commencement thereof; but the failure so to notify the Company (i) will not relieve the Company from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve the Company from any liability which it may have otherwise than on account of this Indemnification Agreement. Counsel to the Indemnified Parties related to each Investment Bank shall be selected by such Investment Bank. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the Indemnified Parties) also be counsel to the Indemnified Party. No party hereto shall, without the prior written consent of the Indemnified Parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any Proceeding, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not the Indemnified Parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such Proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its owners and affiliates, on the one hand, and the Indemnified Parties, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its owners and affiliates, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its owners and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received by or paid to or contemplated to be received by or paid to the Company or its owners and affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which the Investment Banks have been retained to perform services bears to the fees paid to the Investment Banks under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that the Indemnified Parties are not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by the Investment Banks pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by the respective Investment Bank, on the other hand. Notwithstanding the provisions of this paragraph, an Indemnified Party shall not be entitled to contribution from the Company if it is determined that such Indemnified Party was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) and the Company was not guilty of such fraudulent misrepresentation. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not an Indemnified Party is an actual or potential party to such Proceeding, without the Investment Bank’s prior written consent (which consent shall not be unreasonably withheld). The foregoing indemnity and contribution agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise.

The Company agrees that no Indemnified Party shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted primarily from the gross negligence or willful misconduct (including bad faith) of the Investment Banks in performing the services that are the subject of the Agreement. Nothing in this Indemnification Agreement shall be read or construed to limit any liability or obligation of any party arising under or in connection with the Underwriting Agreement (as defined in the Agreement).

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE SERVICES PERFORMED PURSUANT TO AND IN ACCORDANCE WITH THE AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND THE INDEMNIFIED PARTIES CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST THE INVESTMENT BANK OR ANY INDEMNIFIED PARTY. EACH INDEMNIFIED PARTY AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Investment Banks’ engagement under the Agreement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Very truly yours,

EATON VANCE MANAGEMENT

By:
Name:
Title:

[Indemnification Agreement Signature Page]

Agreed and Accepted:

UNDERWRITER

By:
Name:
Title:

[Indemnification Agreement Signature Page]